Exhibit 10.1

FORM OF

COMMON STOCK PURCHASE AGREEMENT

This common stock purchase agreement (this “Agreement”) is made as of November 9, 2017, by and between                                        , a Massachusetts business trust (“Purchaser”), and Digimarc Corporation, an Oregon corporation (the “Company”).

RECITALS

Subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

TERMS AND CONDITIONS

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I

DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Base Prospectus” means the prospectus, dated June 9, 2017, contained in the Registration Statement.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.2.

“Closing Date” means the Trading Day on which all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Disclosure Package” means, collectively, the Prospectus, together with the documents incorporated by reference therein.

“Exchange Act” means the Securities Exchange Act of 1934.

“Prospectus” means the Prospectus Supplement, together with the Base Prospectus.

“Prospectus Supplement” means the supplement to the Base Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to the Purchaser at the Closing.

“Registration Statement” means the effective registration statement with Commission File No. 333-218300 that registers the sale of the Shares to the Purchaser, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means 331,034 shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Subscription Amount” means $11,999,982.50, the aggregate amount to be paid for the Shares purchased hereunder in United States dollars and in immediately available funds.

“Trading Day” means a day on which the Nasdaq Global Market is open for trading.

“Transfer Agent” means Broadridge Financial Solutions, Inc., 2 Journal Square, Jersey City, New Jersey 07306, and any successor transfer agent of the Company.

ARTICLE II

PURCHASE AND SALE

2.1    Closing. The Company has authorized the sale and issuance to the Purchaser, and the Purchaser agrees to purchase from the Company, the Shares for a purchase price of $36.25 per Share.

(a)    The offering and sale of the Shares (the “Offering”) is being made pursuant to (i) the Registration Statement filed by the Company with Commission, including the Base Prospectus; (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act) that have been or will be filed, if required, with the Commission and delivered to the Purchaser on or before the date hereof, containing certain supplemental information regarding the terms of the Offering and the Company; and (iii) the Prospectus Supplement containing certain supplemental information regarding the Shares and the terms of the Offering and information that may be material to the Company and its securities that was delivered to the Purchaser and will be filed with the Commission.

(b)    At the Closing, the Company and Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser, upon the terms and conditions set forth herein, the Shares. There is no placement agent or underwriter for this Offering. The Shares are being issued directly by the Company to the Purchaser.

2.2    Closing and Delivery of the Shares and Funds.

(a)    The Closing shall take place at the offices of Perkins Coie LLP, 1120 NW Couch Street, Tenth Floor, Portland, Oregon 97209, or such other location as the parties shall mutually agree on the Closing Date. At the Closing, (i) the Purchaser shall deliver to the Company, via wire transfer in accordance with the instructions provided by the Company, immediately available funds equal to the Subscription Amount, and (ii) the Company shall deliver irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver via The Depository Trust Company Deposit or Withdrawal at Custodian system the Shares, registered in the name of Purchaser.

(b)    The Company’s obligation to issue and sell the Shares to the Purchaser and the Purchaser’s obligation to purchase the Shares from the Company shall be subject to: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, or preventing or suspending the use of the Base Prospectus or the Prospectus or any part thereof, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and (ii) no objection shall have been raised by the NASDAQ Stock Market, LLC with respect to the consummation of the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Representations, Warranties and Covenants of the Company. The Company acknowledges, represents and warrants to, and agrees with, the Purchaser that:

(a)    The Company has the requisite right, power and authority to enter into this Agreement, to authorize, issue and sell the Shares as contemplated by this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity and (ii) to the extent any indemnification or contribution provisions contained herein may further be limited by applicable laws and principles of public policy.

(b)    The Shares to be issued and sold by the Company to the Purchaser under this Agreement have been duly authorized and the Shares, when issued and delivered against payment therefor as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of any preemptive or similar rights. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus with the Commission pursuant to Rule 424(b) in relation to the sale of the Shares.

(c)    The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument or obligation or other understanding to which the Company or any subsidiary is a party of by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s articles of incorporation, except in the case of clauses (i) and (ii) such breaches, violations, defaults, or conflicts which are not, individually or in the aggregate, reasonably likely to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d)    The Company shall, by 5:30 p.m. Eastern time on the Trading Day immediately following the date of this Agreement, issue a Current Report on Form 8-K including the form of purchase agreement and an opinion of legal counsel as to the validity of the Shares as exhibits thereto. The Purchaser shall have the right to review such Current Report on Form 8-K.

(e)    No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

3.2    Representations, Warranties and Covenants of the Purchaser. Purchaser acknowledges, represents and warrants to, and agrees with, the Company that:

(a)    At the time the Purchaser was offered the Shares, it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(b)    It has had the opportunity to review this Agreement and the Company’s filings with the Commission and has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares.

(c)    No agent of the Company has been authorized to make and no such agent has made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth in or incorporated by reference in the Base Prospectus or the Prospectus Supplement or as otherwise contemplated by this Agreement.

(d)    (i) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except (A) as may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally and by general principles of equity and (B) to the extent any indemnification or contribution provisions contained therein may further be limited by applicable laws and principles of public policy.

(e)    The Shares to be purchased by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws.

(f)    Nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(g)    Since the time that Purchaser first began discussions with the Company about the transactions contemplated by this Agreement, the Purchaser has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, (i) disclosed any information regarding the Offering to any third parties (other than Purchaser’s legal and accounting advisors), or (ii) engaged in any Short Sales involving the Company’s securities. The Purchaser covenants that, prior to the time that the transactions contemplated by this Agreement are publicly disclosed, neither it nor any person acting on its behalf or pursuant to any understanding with it will (i) disclose any information regarding the Offering to any third parties (other than Purchaser’s legal and accounting advisors), or (ii) engage in any Short Sales involving the Company’s securities.

(h)    Purchaser hereby agrees that, during the period commencing on the Closing Date and continuing until the six-month anniversary of the Closing Date (such period, the “Lock-Up

Period”), neither Purchaser nor any person acting on its behalf or pursuant to any understanding with Purchaser will, directly or indirectly: (i) effect or agree to effect any Short Sale with respect to any of the Shares, borrow or pre-borrow any of the Shares, or grant any other right with respect to the Shares or with respect to any security that includes, is convertible into or exercisable for or derives any significant part of its value from the Shares or otherwise seek to hedge Purchaser’s position in the Shares; (ii) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (iv) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), (iii) or (iv) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), (iii) or (iv), a “Prohibited Transfer”). If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Shares as one of its equity holders for any purpose. In order to enforce this Section 3.2(h), the Company may impose stop-transfer instructions with respect to the Shares until the end of the Lock-Up Period. During the Lock-Up Period, each book-entry account evidencing any Shares shall include a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A COMMON STOCK PURCHASE AGREEMENT, DATED AS OF NOVEMBER 9, 2017, BY AND BETWEEN DIGIMARC CORPORATION (THE “COMPANY”) AND THE PURCHASER NAMED THEREIN, AS AMENDED. A COPY OF SUCH COMMON STOCK PURCHASE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

At the termination of the Lock-Up Period, the Company shall take all reasonably necessary steps to remove any restrictive legend on the Shares and issue to the Purchaser shares free and clear of any such restrictive legend. For the avoidance of doubt, this Lock-Up Period will not apply to any shares purchased or to be purchased outside of this Agreement.

(i)    The Purchaser’s signature page sets forth all securities of the Company held or beneficially owned by such Purchaser as of the date hereof. Such Purchaser does not hold or beneficially own any other securities of the Company, except as indicated on the signature page hereto.

ARTICLE IV

MISCELLANEOUS

4.1    Entire Agreement; Modifications. Except as otherwise provided herein, this Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement. This Agreement may be modified only in writing signed by the Company and the Purchaser.

4.2    Survival. All representations, warranties, and agreements of the Company and the Purchaser herein shall survive delivery of, and payment for, the Shares purchased hereunder.

4.3    Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery of a facsimile or PDF.

4.4    Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

4.5    Notices. All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed e-mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company or the Purchaser, as applicable, at the address for such recipient listed on the signature pages hereto or at such other address as such recipient has designated by two days advance written notice to the other parties hereto.

4.6    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.

4.7    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

4.8    Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

4.9    Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees incurred in connection with the delivery of any Shares to Purchaser.

4.10    Termination. This Agreement may be terminated by Company or Purchaser, by written notice to the other party, if the Closing has not been consummated on or before the Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party.

4.11    Massachusetts Business Trust. A copy of this Agreement and Declaration of Trust of                                    (the “Trust”) is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed by Purchaser on behalf of the trustees of the Trust or any affiliate thereof as trustees and not individually, and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of the Trust or any affiliate thereof individually but are binding only upon the Purchaser or any affiliate thereof and its assets and property.

4.12    Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Purchaser arising directly or indirectly under any agreements between Company and Purchaser of any and every nature whatsoever shall be satisfied solely out of the assets of the Purchaser and that no trustee, officer, other investment vehicle or any other affiliate of the Purchaser or any investor, shareholder or holder of shares of beneficial interest of the Purchaser shall be personally liable for any liabilities of the Purchaser.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first written above.

DIGIMARC CORPORATION

By:
Name:	Charles Beck
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Address for notice:

Digimarc Corporation 9405 SW Gemini Drive
Beaverton, Oregon 97008
Attention: Chief Financial Officer
Email: Charles.Beck@digimarc.com

With a copy (which shall not constitute notice) to:

Perkins Coie LLP 1120 NW Couch Street, Tenth Floor
Portland, Oregon 97209
Attention: Roy Tucker
E-mail: RTucker@Perkinscoie.com
Facsimile: (503) 346-2044

[Signature Page to Common Stock Purchase Agreement]

By:

Company Shares currently held by Purchaser:

DWAC Delivery instructions for the Shares:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

DTC Participant Number:

Name of Account at DTC Participant being credited with the Shares:

Account Number at DTC Participant being credited with the Shares:

[Signature Page to Common Stock Purchase Agreement]